Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter and Fiscal 2005 Financial Results

Fairfield, Calif. (September 28, 2005) — Copart, Inc. (NASDAQ: CPRT) today reported results for the fourth quarter and fiscal year ended July 31, 2005.

In the fourth quarter of fiscal 2005 Copart earned net income of $25.0 million on revenues of $112.6 million.  In the same period last year the company earned $21.4 million on revenues of $100.1 million.  These represent increases in net income and revenue of 17% and 12%, respectively.  Fully diluted earnings per share (EPS) for the quarter was $.27 compared to $.23 last year, an increase of 17%.

For fiscal 2005 Copart earned net income of $102.1 million on revenues of $457.1 million.  In the same period last year the company earned $79.2 million on revenues of $400.8 million.  These represent increases in net income and revenue of 29% and 14%, respectively.  Fully diluted earnings per share for the twelve months was $1.10 compared to $.87 last year, an increase of 26%.

Included in the results of the prior year’s fourth quarter was a net positive adjustment relating to accruals for insurance claims and sales taxes totaling $3.6 million, pretax.  These adjustments had a positive impact on our diluted EPS for that quarter and for the 2004 fiscal year of $.02.

We have reviewed our revenue recognition policy relative to EITF 00-21 Revenue Arrangements with Multiple Deliverables and SAB 104 Revenue Recognition and determined that the recognition of revenue for certain fees should be deferred.  Specifically, certain seller fees which were previously recognized at the time of the auction are now recognized when the payment is received from the buyer, buyer relist fees which were previously recognized when assessed are now recognized when payment is received, and certain post auction services which were recognized at the time of the auction are now recognized when performance is complete.  The Company recorded a cumulative adjustment to reflect this deferral, the effect of which was to reduce revenue, net income and diluted earnings per share by $4.4 million, $1.5 million and $.01, respectively for the fourth quarter and fiscal year ended July 31, 2005.  As this adjustment is cumulative to this fiscal year, future results will not be affected by this change.

On Thursday, September 29, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrswnwclvlcmxx

A replay of the call will be available through October 5, 2005 by calling (888) 203-1112, use confirmation code #7053804.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles through auctions, principally to licensed dismantlers, rebuilders and used vehicle dealers.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The Company operates 120 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

NOTE: This press release contains forward-looking statements within the meaning of federal securities laws. Our VB2 Internet sales model was introduced on a company-wide basis during fiscal year 2004 and may not continue to have a favorable impact on our results of operations in future periods. Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have. Litigation is an inherently uncertain process, and there can be no guarantee or prediction concerning the costs, results, timing or outcome of any litigation. We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected. In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Factors That May Effect Future Results” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We encourage investors to review these disclosures carefully.

Contact:	Simon Rote, Vice President of Finance
(707) 639-5000

Copart, Inc.

Consolidated Statements of Income — 1

(Dollars in thousands, except per share data)

	Three Months Ended July 31,
	2005	2004

Revenues	$112,561	$100,077

Operating costs and expenses:
Yard and fleet	54,953	49,097
General and administrative	12,381	9,244
Depreciation and amortization	7,795	7,676
Total operating expenses	75,129	66,017
Operating income	37,432	34,060

Other income (expense):
Interest income, net	1,823	582
(Loss)/gain on sale of fleet equipment	(7)	169
Other income	632	832
Total other income	2,448	1,583
Income before income taxes	39,880	35,643

Income taxes	14,874	14,195
Net income	$25,006	$21,448

Basic net income per share	$.28	$.24

Weighted average shares outstanding	90,267	89,937

Diluted net income per share	$.27	$.23

Weighted average shares and dilutive potential common shares outstanding	93,257	92,821

Copart, Inc.

Consolidated Statements of Income — 2

(Dollars in thousands, except per share data)

	Fiscal Year Ended July 31,
	2005	2004

Revenues	$457,111	$400,796

Operating costs and expenses:
Yard and fleet	225,816	208,757
General and administrative	42,370	36,466
Depreciation and amortization	32,049	30,808
Total operating expenses	300,235	276,031
Operating income	156,876	124,765

Other income (expense):
Interest income, net	4,857	1,506
(Loss)/gain on sale of fleet equipment	(56)	1,359
Other income	3,410	2,666
Total other income	8,211	5,531
Income before income taxes	165,087	130,296

Income taxes	62,953	51,076
Net income	$102,134	$79,220

Basic net income per share	$1.13	$.89

Weighted average shares outstanding	90,162	89,457

Diluted net income per share	$1.10	$.87

Weighted average shares and dilutive potential common shares outstanding	92,984	91,537

Other Data
Number of auction facilities	117	107

Copart, Inc.

Consolidated Balance Sheets — 3

(in thousands, except share data)

	July 31,	July 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$252,548	$5,720
Short-term investments	—	172,600
Accounts receivable, net	91,323	81,633
Vehicle pooling costs	25,431	23,966
Prepaid expenses and other assets	6,826	5,437
Equipment held for sale	—	3,755
Total current assets	376,128	293,111
Land purchase options and other assets	6,138	6,613
Property and equipment, net	292,949	257,667
Intangibles, net	1,938	2,941
Goodwill	115,622	112,691
Total assets	$792,775	$673,023

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$56,193	$44,080
Deferred revenue	12,477	9,721
Income taxes payable	6,847	3,819
Deferred income taxes	3,487	5,438
Other current liabilities	126	165
Total current liabilities	79,130	63,223
Deferred income taxes	2,987	6,355
Other liabilities	1,160	1,182
Total liabilities	83,277	70,760
Commitments and contingencies

Shareholders’ equity:
Common stock, no par value – 180,000,000 shares authorized; 90,337,643 and 90,075,843 shares issued and outstanding at July 31, 2005 and 2004, respectively	272,118	267,276
Accumulated other comprehensive income	354	95
Retained earnings	437,026	334,892
Total shareholders’ equity	709,498	602,263
Total liabilities and shareholders’ equity	$792,775	$673,023

Copart, Inc.

Consolidated Cash Flows — 4

(in thousands)

	Three Months Ended July 31,
	2005	2004
Cash flows from operating activities:
Net income	$25,006	$21,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,795	7,676
Allowance for doubtful accounts	(829)	645
Deferred rent	(100)	(21)
Gain on sale of fleet equipment and other property and equipment	(55)	(226)
Deferred income taxes	(7,051)	(2,552)
Changes in operating assets and liabilities:
Accounts receivable	3,957	2,219
Vehicle pooling costs	(484)	692
Prepaid expenses and other current assets	369	1,880
Land purchase options and other assets	505	(345)
Accounts payable and accrued liabilities	6,166	(3,266)
Deferred revenue	(265)	(168)
Income taxes	(2,735)	(4,452)
Net cash provided by operating activities	32,279	23,530

Cash flows from investing activities:
Purchase of short-term investments	(414,400)	(28,825)
Sale of short-term investments	414,400	16,575
Purchase of property and equipment	(24,087)	(13,521)
Proceeds from sale of property and equipment	129	3,263
Purchase of net current assets in connection with acquisitions	(201)	(713)
Purchase of property and equipment in connection with acquisitions	(79)	(41)
Purchase of goodwill and intangible assets in connection with acquisitions	(901)	(3,139)
Other net intangible asset changes	—	58
Net cash used in investing activities	(25,139)	(26,343)

Cash flows from financing activities:
Proceeds from the exercise of stock options	710	2,474
Proceeds from the issuance of Employee Stock Purchase Plan shares	782	647
Net cash provided by financing activities	1,492	3,121
Effect of foreign currency translation	13	123
Net increase in cash and cash equivalents	8,645	431

Cash and equivalents at beginning of period	243,903	5,289
Cash and equivalents at end of period	$252,548	$5,720

Supplemental disclosure of cash flow information:
Interest paid	$61	$0
Income taxes paid	$25,279	$21,194

Copart, Inc.

Consolidated Cash Flows — 5

(in thousands)

	Years Ended July 31,
	2005	2004
Cash flows from operating activities:
Net income	$102,134	$79,220
Adjustments to reconcile net income net cash provided by operating activities:
Depreciation and amortization	32,049	30,808
Allowance for doubtful accounts	(517)	760
Deferred rent	(14)	(74)
Gain on sale of fleet equipment and other property and equipment	(752)	(1,239)
Deferred income taxes	(5,320)	(122)
Changes in operating assets and liabilities:
Accounts receivable	(8,882)	(10,629)
Vehicle pooling costs	(1,251)	(375)
Prepaid expenses and other current assets	(1,390)	400
Land purchase options and other assets	476	1,244
Accounts payable and accrued liabilities	12,478	5,663
Deferred revenue	2,757	13
Income taxes	4,223	9,441
Net cash provided by operating activities	135,991	115,110

Cash flows from investing activities:
Purchase of short-term investments	(755,420)	(140,180)
Sale of short-term investments	928,020	78,935
Purchase of property and equipment	(66,258)	(64,551)
Proceeds from sale of property and equipment	5,649	19,891
Purchase of net current assets in connection with acquisitions	(504)	(867)
Purchase of property and equipment in connection with acquisitions	(79)	(41)
Purchase of goodwill and intangible assets in connection with acquisitions	(3,960)	(3,825)
Other net intangible asset changes	—	58
Net cash provided by (used in) investing activities	107,448	(110,580)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,791	5,082
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,444	1,345
Repurchases of common stock	—	(10,723)
Net cash provided by (used in) financing activities	3,235	(4,296)
Effect of foreign currency translation	154	95

Net increase in cash and cash equivalents	246,828	329

Cash and equivalents at beginning of period	5,720	5,391
Cash and equivalents at end of period	$252,548	$5,720

Supplemental disclosure of cash flow information:
Interest paid	$62	$3
Income taxes paid	$64,670	$41,753